EXHIBIT 99.9

CONTRIBUTION AGREEMENT

Einlage- und Abtretungsvertrag	Contribution and Transfer Agreement
zwischen	by and between
der Viessmann Generations Group GmbH & Co. KG mit Sitz in Battenberg (Eder) (Amtsgericht Marburg, HRA 3389) (die „Group KG“)	Viessmann Generations Group GmbH & Co. KG with registered office in Battenberg (Eder) (local court of Marburg, HRA 3389) (“Group KG”)
und	and
der Viessmann Traeger HoldCo GmbH mit Sitz in Battenberg (Eder) (Amtsgericht Marburg, HRB 8493) (die „HoldCo“)	Viessmann Traeger HoldCo GmbH with registered office in Battenberg (Eder) (local court of Marburg, HRB 8493) (“HoldCo”)
vom 12. November 2024	of 12 November 2024
I. Vorbemerkung	I. Recitals
(1) Die CARRIER GLOBAL CORPORATION ist eine nach dem Recht des Bundesstaates Delaware, U.S.A., errichtete Kapitalgesellschaft (corporation) mit Aktennummer (file number) 7286518 und mit Hauptsitz der Geschäftsführung (principal executive offices) in 13995 Pasteur Boulevard, Palm Beach Gardens, Florida 33418, U.S.A. („Carrier“).	(1) CARRIER GLOBAL CORPORATION is a corporation incorporated under the laws of Delaware, U.S.A., with file number: 7286518, with its principal executive offices located at 13995 Pasteur Boulevard, Palm Beach Gardens, Florida 33418, U.S.A. (“Carrier”).

(2) Die Group KG hält 20.513.136 voll eingezahlte, auf den Namen lautende Aktien (common shares) der Carrier mit einem Nominalwert (par value) von je USD 0,01 (Gesamtnominalwert: USD 205.131,36 ) (zusammen die „Carrier-Aktien“).	(2) Group KG holds 20,513,136 fully paid registered common shares, par value USD 0.01 (total par value: USD 205,131.36 ), in Carrier (the “Carrier Shares”).
(3) Die Group KG ist die alleinige Gesellschafterin der HoldCo. Die Group KG beabsichtigt, von ihren Carrier-Aktien einen Teil, nämlich 2.930.448 (Gesamtnominalwert: USD 29.304,48) (die „Ziel-Aktien“) ohne Gegenleistung zur Stärkung des Eigenkapitals der HoldCo als sonstige freiwillige Zuzahlung in das Eigenkapital gem. § 272 Abs. 2 Nr. 4 HGB in die HoldCo einzulegen und an diese abzutreten.	(3) Group KG is the sole shareholder of HoldCo. Group KG intends to contribute a portion of its Carrier Shares, namely 2,930,448 (total par value: USD 29,304.48) (the "Target Shares") to HoldCo as a voluntary additional payment into the equity capital of HoldCo pursuant to Sec. 272(2) no. 4 of the German Commercial Code (Handelsgesetzbuch – “HGB”), without consideration, to strengthen HoldCo's equity capital and to transfer the Target Shares to HoldCo.
II. Einlage- und Abtretungsvertrag	II. Contribution and Transfer Agreement
§ 1 Einlage und Abtretung	§ 1 Contribution and Transfer
1.1 Die Group KG legt hiermit die Ziel-Aktien mit sofortiger wirtschaftlicher Wirkung (der „Stichtag“) in die HoldCo ein. Das bedeutet, dass alle wirtschaftlichen Chancen und Risiken der Ziel-Aktien mit sofortiger Wirkung auf die HoldCo übergehen. Die Group KG wird ab dem Stichtag bis zum dinglichen Übergang der Aktien (§ 1.2) alle Rechte, insbesondere die Stimmrechte, und Verpflichtungen, die mit den Ziel-Aktien verbunden sind, ausschließlich auf Anweisung der HoldCo ausüben bzw. die HoldCo wird die Group KG im Innenverhältnis von Verpflichtungen freistellen. Eine anderweitige Verfügung über die Ziel-Aktien durch die Group KG ist ab sofort unzulässig.	1.1 Group KG hereby contributes the Target Shares to HoldCo with immediate economic effect (“Effective Date”). This means that all economic opportunities and risks of the Target Shares are transferred to HoldCo with immediate effect. From the Effective Date until the transfer in rem of the shares (§ 1.2), Group KG will exercise all rights, in particular the voting rights, and obligations associated with the Target Shares exclusively on the instructions of HoldCo or HoldCo will indemnify Group KG internally from obligations. Any other disposal of the Target Shares by Group KG is not permitted as of now.

1.2 Die Group KG tritt hiermit die Ziel-Aktien mit dinglicher Wirkung auf den Zeitpunkt, zu dem die Eintragung des Übergangs der Ziel-Aktien in den Büchern der Computershare Trust Company, N.A., als Übertragungsstelle (transfer agent) von Carrier vollzogen wird, an die HoldCo ab.	1.2 Group KG hereby transfers the Target Shares to HoldCo with effect in rem on the date on which the transfer of the Target Shares is recorded in the books of Computershare Trust Company, N.A., as Carrier’s transfer agent.
1.3 Die Abtretung der Ziel-Aktien nach diesem Einlage- und Abtretungsvertrag erfolgt mit allen Rechten, insbesondere den Stimmrechten, und Verpflichtungen, die mit den Ziel-Aktien verbunden sind, soweit in diesem Vertrag nicht ausdrücklich etwas anderes geregelt ist. Insbesondere umfasst die Abtretung die Dividendenansprüche aus den Ziel-Aktien bzgl. der Gewinne des laufenden Geschäftsjahres sowie vergangener Geschäftsjahre der Carrier, soweit sie nicht bereits ausgeschüttet wurden oder ihre Ausschüttung vor dem Stichtag (§ 1.1) beschlossen worden ist. § 101 BGB wird ausgeschlossen.	1.3 The transfer of the Target Shares pursuant to this Contribution and Transfer Agreement includes the transfer of all rights, especially the voting rights, and obligations pertaining thereto, unless expressly provided otherwise in this Agreement. In particular, the transfer includes the dividend rights from the Target Shares with regard to the profits of the current financial year and previous financial years of Carrier, unless they have already been distributed or their distribution has been resolved prior to the Effective Date (§ 1.1). Sec. 101 of the German Civil Code (Bürgerliches Gesetzbuch – “BGB”) is excluded.
1.4 Die HoldCo nimmt die Einlage und Abtretung der Ziel-Aktien nach Maßgabe der vorstehenden Absätze 1.1, 1.2 und 1.3 hiermit an.	1.4 HoldCo hereby accepts the contribution and transfer of the Target Shares according to the preceding paragraphs 1.1, 1.2 and 1.3.

§ 2 Keine Gegenleistung	§ 2 No Consideration
Die Abtretung gemäß § 1 dieses Vertrages erfolgt, wie in Ziff. (3) der Vorbemerkung näher beschrieben, ohne Gegenleistung als sonstige freiwillige Zuzahlung der Group KG in das Eigenkapital der HoldCo gem. § 272 Abs. 2 Nr. 4 HGB. Eine Gegenleistung wird der Group KG jeweils nicht gewährt.	The transfer pursuant to § 1 of this Agreement shall be made without consideration as a voluntary additional payment (andere freiwillige Zuzahlung) by Group KG into the equity of HoldCo pursuant to Sec. 272(2) no. 4 HGB, as described in more detail in item (3) of the recitals. No consideration is granted to Group KG.
§ 3 Handelsbilanzieller Wertansatz	§ 3 Commercial Accounting Valuation
Die nach § 1 dieses Vertrags abgetretenen Ziel-Aktien sind bei der HoldCo für handelsbilanzielle Zwecke in der Kapitalrücklage gemäß § 272 Abs. 2 Nr. 4 HGB zu erfassen. Der handelsbilanzielle Wertansatz erfolgt auf Basis der handelsrechtlichen Anschaffungskosten der Ziel-Aktien, wie sie von der Group KG getragen wurden.	The Target Shares transferred pursuant to § 1 of this Agreement are to be recognized by HoldCo in the capital reserve for commercial accounting purposes in accordance with Sec. 272(2) no. 4 HGB. The commercial balance sheet valuation is based on the acquisition costs of the Target Shares under commercial law as borne by the Group KG.

§ 4 Haftung	§ 4 Liability
4.1 Die Group KG versichert der HoldCo in Bezug auf die Ziel-Aktien in der Form eines selbständigen Garantieversprechens (§ 311 Abs. 1 BGB), dass die folgenden Aussagen am Stichtag (§ 1.1) und beim dinglichen Übergang der Aktien (§ 1.2) zutreffend sind:	4.1 Group KG guarantees HoldCo in relation to the Target Shares in the form of an independent guarantee promise (selbständiges Garantieversprechen) (Sec. 311(1) BGB) that the following statements are correct at the Effective Date (§ 1.1) and when the Target Shares are transferred in rem (§ 1.2):
4.1.1 dass sie alleinige Inhaberin der Ziel-Aktien ist;	4.1.1 it is the sole owner of the Target Shares;
4.1.2 sie über die Ziel-Aktien frei verfügen kann;	4.1.2 it can freely dispose of the Target Shares;
4.1.3 die Ziel-Aktien frei von dinglichen Rechten Dritter und auch nicht Gegenstand von An-, Vorkaufs- oder sonstigen obligatorischen Rechten Dritter sind;	4.1.3 the Target Shares are free from third-party rights in rem and are also not subject to third-party rights of purchase, pre-emption, or other obligatory rights;
4.1.4 die Ziel-Aktien voll eingezahlt sind, die hierauf geleisteten Einlagen weder offen noch verdeckt zurückgewährt wurden und diese Aktien frei von Nachzahlungs-, Nebenleistungs- oder sonstigen Verpflichtungen oder Beschränkungen sind;	4.1.4 the Target Shares are fully paid, the contributions made on them have not been repaid either openly or covertly and these shares are free of any obligations or restrictions to make subsequent payments, ancillary payments or other obligations or restrictions;

4.1.5 Für das Angebot und die Einlage der Ziel-Aktien durch die Group KG an bzw. in die HoldCo in der in diesem Einlage- und Abtretungsvertrag vorgesehenen Weise ist keine Registrierung nach dem Securities Act von 1933 in seiner jeweils gültigen Fassung (der "Securities Act") erforderlich. Die Ziel-Aktien (i) wurden der HoldCo nicht durch eine allgemeine Aufforderung oder eine allgemeine Werbung angeboten und (ii) werden der HoldCo nicht in einer Weise angeboten, die ein öffentliches Angebot gemäß dem Securities Act oder den Wertpapiergesetzen einer anwendbaren Rechtsordnung darstellt, oder in einer Weise vertrieben, die gegen eines dieser Gesetze verstößt. Weder die Group KG noch irgendeine in ihrem Namen handelnde Person hat in Verbindung mit einem Angebot oder Verkauf der Ziel-Aktien irgendeine Form von allgemeiner Aufforderung ausgesprochen oder allgemeiner Werbung gemacht, jeweils im Sinne von Regulation D des Securities Act, oder wird dies tun. Weder die Group KG noch irgendeine in ihrem Namen handelnde Person hat irgendeine Maßnahme ergriffen oder wird irgendeine Maßnahme ergreifen, die die Ausgabe oder den Verkauf der Ziel-Aktien den Registrierungserfordernissen von Section 5 des Securities Act oder von Wertpapier- oder Blue-Sky-Gesetzen einer anwendbaren Rechtsordnung unterwerfen würde.	4.1.5 No registration under the Securities Act of 1933, as amended (the “Securities Act”) is required for the offer and contribution of the Target Shares by Group KG to HoldCo in the manner contemplated by this Contribution and Transfer Agreement. The Target Shares (i) were not offered to HoldCo by any form of general solicitation or general advertising and (ii) are not being offered to HoldCo in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or the securities laws of any applicable jurisdiction. Neither Group KG nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Target Shares, or has taken, or will take, any action that would subject the issuance or sale of the Target Shares to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.
4.2 Die Group KG haftet für die ordnungsgemäße Erfüllung der Einlagepflicht sowie für den rechtsmangelfreien Erwerb der Ziel-Aktien. Eine Haftung wegen Vorsatz und Arglist bleibt stets unberührt.	4.2 Group KG is liable for the proper fulfillment of the contribution obligation and for the acquisition of the Target Shares free of legal defects. Liability for intent and fraudulent conduct always remains unaffected.
4.3 Die HoldCo versichert der Group KG in Bezug auf die Ziel-Aktien in der Form eines selbständigen Garantieversprechens (§ 311 Abs. 1 BGB), dass:	4.3 HoldCo guarantees Group KG in relation to the Target Shares in the form of an independent guarantee promise (selbständiges Garantieversprechen) (Sec. 311(1) BGB) that:

4.3.1 sie versteht, dass die Ziel-Aktien im Rahmen einer Transaktion angeboten werden, die kein öffentliches Angebot im Sinne des Securities Act darstellt, und dass die Ziel-Aktien nicht gemäß dem Securities Act oder den Wertpapiergesetzen einer anwendbaren Rechtsordnung registriert wurden. Die HoldCo versteht, dass es sich bei den Ziel-Aktien um „restricted securities" (im Sinne von Rule 144 des Securities Act) handelt, die ohne eine wirksame Registrierungserklärung nach dem Securities Act nicht weiterverkauft, übertragen, verpfändet oder anderweitig veräußert werden dürfen, außer (i) an Carrier oder eine Tochtergesellschaft von Carrier, (ii) an Nicht-US-Personen im Rahmen von Angeboten und Verkäufen, die im Rahmen einer „Offshore-Transaktion“, wie definiert in und unter den Voraussetzungen von Regulation S des Securities Act, erfolgen, (iii) gemäß Rule 144 des Securities Act, sofern deren sämtliche anwendbaren Bedingungen erfüllt sind, oder (iv) gemäß einer anderen anwendbaren Befreiung von den Registrierungsanforderungen des Securities Act, jeweils in Übereinstimmung mit den anwendbaren Wertpapiergesetzen eines Bundesstaates der Vereinigten Staaten oder einer anderen anwendbaren Rechtsordnung, und dass die Buchungsbelege (book-entry records), die die Ziel-Aktien repräsentieren, eine entsprechende Kennzeichnung enthalten;	4.3.1 it understands that the Target Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Target Shares have not been registered under the Securities Act or the securities laws of any applicable jurisdiction. HoldCo understands that the Target Shares are “restricted securities” (as defined in Rule 144 under the Securities Act) and may not be resold, transferred, pledged or otherwise disposed of absent an effective registration statement under the Securities Act, except (i) to Carrier or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur in an “offshore transaction” as defined in, and meeting the requirements of, Regulation S under the Securities Act, (iii) pursuant to Rule 144 under the Securities Act, provided that all of the applicable conditions thereof have been met or (iv) pursuant to another applicable exemption from the registration requirements of the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States or other applicable jurisdiction, and that the book-entry records representing the Target Shares shall contain a legend to such effect;

4.3.2 sie von der Absicht der Group KG, die Ziel-Aktien anzubieten, ausschließlich durch direkten Kontakt zwischen ihr und der Group KG erfahren hat. Die HoldCo hat von dem Angebot der Ziel-Aktien nicht auf andere Weise erfahren. Sie wurden ihr auch nicht auf andere Weise angeboten.	4.3.2 it became aware of Group KG’s intention to offer the Target Shares solely by means of direct contact between it and Group KG. HoldCo did not become aware of the offering of the Target Shares, nor were the Target Shares offered to HoldCo, by any other means.
4.4 Sowohl die Group KG als auch die HoldCo erkennen an und erklären sich damit einverstanden, dass (i) die Ziel-Aktien Gegenstand des Investor Rights Agreements vom 2. Januar 2024 zwischen Carrier und der Group KG (das „Investor Rights Agreement“) sind, (ii) die Buchungsbelege (book-entry records), die die Ziel-Aktien repräsentieren, eine entsprechende Kennzeichnung enthalten, (iii) die HoldCo gemäß den Bestimmungen des Investor Rights Agreements verpflichtet ist, sich schriftlich zu Gunsten von Carrier den Bestimmungen des Investor Rights Agreement zu unterwerfen, und (iv) die Abtretung der Ziel-Aktien von der Group KG an die HoldCo gemäß diesem Einlage- und Abtretungsvertrag ein „Permitted Transfer“ (gemäß der Definition dieses Begriffs in dem Investor Rights Agreement) ist.	4.4 Each of Group KG and HoldCo acknowledges and agrees that (i) the Target Shares are subject to that certain Investor Rights Agreement, dated as of January 2, 2024, by and between Carrier and Group KG (the “Investor Rights Agreement”), (ii) the book-entry records representing the Target Shares shall contain a legend to such effect, (iii) HoldCo is required, pursuant to the terms of the Investor Rights Agreement, to agree in a writing for the benefit of Carrier to be bound by the terms thereof and (iv) the transfer of the Target Shares from Group KG to HoldCo pursuant to this Contribution and Transfer Agreement is a “Permitted Transfer” (as such term is defined in the Investor Rights Agreement).

4.5 Ansonsten enthält dieser Vertrag keine Beschaffenheitsangaben, Gewährleistungen oder Garantien hinsichtlich der Ziel-Aktien, der Carrier oder des Unternehmens der Carrier, insbesondere nicht hinsichtlich der Werthaltigkeit und Ertragsfähigkeit der Ziel-Aktien. Soweit gesetzlich zulässig, sind alle über die in diesem Vertrag geregelten Ansprüche und Rechte der HoldCo hinausgehenden Ansprüche und Rechte unabhängig von ihrer Entstehung, ihrem Umfang und ihrer rechtlichen Grundlage ausgeschlossen.	4.5 Otherwise, this Agreement does not contain any representations, warranties or guarantees with respect to the Target Shares, Carrier or Carriers' business, in particular with respect to the value and profitability of the Target Shares. To the extent permitted by law, all claims and rights of HoldCo beyond those regulated in this Agreement are excluded, irrespective of their origin, scope and legal basis.
§ 5 Rechtswahl, Sprache	§ 5 Choice of Law, Language
5.1 Dieser Vertrag unterliegt deutschem Recht.	5.1 This Agreement shall be governed by the laws of Germany.
5.2 Diesem Vertrag in Deutsch ist in der rechten Spalte eine englische Übersetzung beigefügt, die nicht Teil des Vertrags ist und lediglich Informationszwecken dient. Die deutsche Sprachfassung ist die allein maßgebliche und rechtlich bindende Sprachfassung. Werden in der deutschen Sprachfassung Übersetzungen von englischen Rechtsbegriffen verwendet, ist einer etwaigen Auslegung dieses Vertrags der jeweilige englische Rechtsbegriff zugrunde zu legen.	5.2 This Agreement in German is accompanied by an English translation in the right-hand column, which is not part of the Agreement and is for information purposes only. The German version is the sole authoritative and legally binding version. If translations of English legal terms are used in the German language version, any interpretation of this Agreement shall be based on the respective English legal term.
§ 6 Schlussbestimmungen	§ 6 Final Provisions
6.1 Änderungen dieses Vertrages bedürfen zu ihrer Wirksamkeit der Schriftform, soweit nicht eine strengere Form gesetzlich vorgeschrieben ist. Dies gilt auch für Änderungen dieses Absatzes.	6.1 Amendments to this Agreement must be made in writing to be effective, unless a stricter form is prescribed by law. This also applies to amendments to this paragraph.

6.2 Sollten einzelne oder mehrere Bestimmungen dieses Vertrages unwirksam oder undurchführbar sein oder werden oder sollte dieser Vertrag eine oder mehrere Regelungslücken enthalten, wird hierdurch die Gültigkeit der übrigen Bestimmungen dieses Vertrages nicht berührt. Statt der unwirksamen oder undurchführbaren Bestimmung soll eine Bestimmung gelten, die dem wirtschaftlichen Ergebnis der unwirksamen oder undurchführbaren Bestimmung in zulässiger Weise am nächsten kommt. Statt der lückenhaften Regelung soll eine Regelung gelten, die von den Parteien im Hinblick auf ihre wirtschaftliche Absicht getroffen worden wäre, wenn sie die Regelungslücke erkannt hätten.	6.2 Should one or more provisions of this Agreement be or become invalid or unenforceable or should this Agreement contain one or more loopholes, this shall not affect the validity of the remaining provisions of this Agreement. The invalid or unenforceable provision shall be replaced by a provision that comes as close as possible to the economic result of the invalid or unenforceable provision in a permissible manner. Instead of the incomplete provision, a provision shall apply which would have been agreed by the parties with regard to their economic intention if they had recognized the loophole.

München, den / the 12th November 2024

Für die / For Group KG,
vertreten durch ihre Komplementärin / represented by its general partner
Viessmann Komplementär B.V.:

/s/ Maximilian Viessmann

Maximilian Viessmann
Präsident und CEO der Komplementärin /
President and CEO of the general partner

Für die / For HoldCo:

/s/ Maximilian Viessmann

Maximilian Viessmann
Geschäftsführer /
Managing Director